UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 23, 2012


                               HINTO ENERGY, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


              Wyoming                                   000-26317                               84-1384961
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)


                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  (303-422-8127
                                  -------------

               Registrant's telephone number, including area code
                            Garner Investments, Inc.
                            ------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01 - Completion of Acquisition or Disposition of Assets

Completion of Acquisition of South Uintah Gas Properties, Inc.

On January 23, 2012, Hinto Energy, Inc. ("the Company") entered into an Amended Share Exchange and Acquisition Agreement with South Uintah Gas Properties, Inc. ("South Uintah") and the South Uintah shareholders. Pursuant to the Amended Share Exchange and Acquisition Agreement ("the Agreement"), the Company agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis. As a result, South Uintah will become a wholly-owned subsidiary of the Company.

In addition to the exchange of common stock, the Company has agreed to exchange on a one for one basis the following outstanding equity documents with those of its own. The table below sets forth the equity that is being exchanged.



          Type of Equity             South Uintah Balance          To Be Issued By Hinto
----------------------------------- ------------------------     -------------------------
Common Stock                              11,446,931 shares              11,446,931 shares
Warrants (1)                               6,700,000                      6,700,000
Promissory Note (2)                         $375,000                       $375,000


(1) The warrants have exercise prices ranging from $0.25 to $3.00 per share and terms of 2 to 3 years.

(2) The promissory note has an provision to convert into shares of common stock at $0.20 per share.

Prior to the signing of the Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Agreement, South Uintah has agreed to return the remaining 2,700,000 shares of common stock to the Company. The Company has retire such shares to treasury, concurrent with this transaction

At the time of the acquisition, Mr. George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of the Company, were and are officers, directors and shareholders of South Uintah. Mr. David Keller, an officer and director of the Company is a shareholder of South Uintah.

                              BUSINESS DESCRIPTION

South Uintah Gas Properties, Inc. was incorporated in the state of Colorado on March 8, 2011. South Uintah was organized to operate as an independent oil and gas company which would engage in the acquisition, exploration, development, production and sale of natural gas and crude oil. Selected managed risk exploration ventures would also be considered from time to time. The core area of operation is the Rocky Mountain region, which contains all of our areas of interest.

With the acquisition of South Uintah, the Company intends to strive to be a low cost and effective producer of hydrocarbons and intends to develop the business model and corporate strategy as discussed herein.

The Company's approach to lease acquisition, development and production is founded on the discipline of only acquiring leases in areas of proven production. In most cases the leases that are under consideration have at one time contained producing oil or gas wells and currently have production or shut-in wells that are viable for work over and or re-completion. This managed risk approach greatly reduces the risk normally associated with oil and gas development. There are hundreds of wells in our area of interest that meet these criteria. In many instances, the wells were shut-in during a period of declining oil and gas prices and in most cases are ideal for our business model. Our business model is simple; strict adherence to lease acquisition surrounded by proven production, offering well workovers, re-completion, and enhanced oil recovery opportunities in the known producing formations, with long term production potential at a low cost of development, maintenance, and operation. The Company is not an exploration company, per se, rather it seeks leases with discovered oil and gas with current or prior production.

One strategy that is quickly growing in prominence and application with respect to petroleum is to use a development program approach. We describe our development plan approach as a set of techniques utilizing the injection of specific fluids such as: water, steam, natural gas, carbon dioxide, nitrogen, and various chemicals and surfactants intended to increase the amount of oil that can ultimately be extracted from any oil field. Many oil exploration and production companies are using development program approaches to maximize the potential of old oil fields.

Our business operations are in the development, production, and low risk exploration of oil and gas including unconventional natural gas, in the Rocky Mountain region of the continental United States. Specifically, in the Rocky Mountain area of Utah, Colorado, Montana and Wyoming.

At this time, we are in the early stage of operational activities and do not have production. We are currently evaluating numerous development and exploration projects and potential production acquisitions through our experienced management.

Corporate Strategy

Our corporate strategy in developing our operations and evaluating potential acquisitions is as follows.

Pursue concurrent development of our core area of the Rocky Mountains.

         We plan to spend up to $10,000,000 on acquisition, drilling, re-completion, and development programs which were started in late 2011 and will continue in 2013. We plan to raise these funds in Private Placements of Common Stock, Preferred Stock and/or convertible debt. We expect that all of the 2012 and 2013 drilling capital expenditures will be incurred in Utah, Colorado, Wyoming and Montana property and development prospects. Many of our targeted prospects are in reservoirs that have demonstrated predictable geologic attributes and consistent reservoir characteristics, which typically lead to more repeatable drilling and re-completion results than those achieved through wildcats.

Achieve consistent reserve growth through repeatable development

         We intend to achieve consistent reserve growth over the next four years through a combination of acquisitions and drilling. In 2012, we intend to achieve reserve and production increases as a result of our acquisition, drilling, re-completion and development programs. We anticipate that the majority of future reserve and production growth will come through the acquisition of production, the execution of our drilling and re-completion program, and on development activities on prospects of which we are aware, which include proved and unproved locations. Our targets generally will consist of locations in fields that demonstrate low variance in well performance, which leads to predictable and repeatable field development.

         Our reserve estimates, if any, may change continuously and we intend to evaluate such reserve estimates internally on a frequent basis -- quarterly if warranted -- with independent engineering evaluation on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions, development and any successful exploration activities may have a significant effect on the quantities and future values of our reserves, if any.

Maintain high percentage ownership and operational control over our asset base

         We intend to retain a high degree of operational control over our asset base, through a high average Working Interest or acting as the operator in our areas of significant activity. This is designed to provide us with controlling interests in a multi-year inventory of drilling locations, positioning us for reserve and production growth through our drilling operations. We plan to control the timing, level and allocation of our drilling capital expenditures and the technology and methods utilized in the planning, drilling and completion process on related targets. We believe this flexibility to opportunistically pursue low risk exploration and development projects relating to selected prospects may provide us with a meaningful competitive advantage.

Acquire and maintain acreage positions in high potential resource plays

         We believe that our intended acquisition and development in known production prospects in the Rockies should be supplemented with exploratory efforts that may lead to new discoveries in the future. We intend to continually evaluate our opportunities and pursue potential opportunities that take advantage of our strengths. We are examining potential prospects in such areas as Utah, Wyoming and Montana, ,,which have gained substantial interest within the exploration and production sector due to their relatively under-explored nature and the potential for meaningful hydrocarbon recoveries. There are other mid-size and large independent exploration and production companies conducting drilling activities in these plays. We anticipate that meaningful drilling and completion results will become known in our acquired Utah properties during late 2012.

Pursue a disciplined acquisition strategy in our core areas of operation

         We intend to also focus on growing through targeted acquisitions. Although drilling prospects may provide us with the opportunity to grow reserves and production without acquisitions, we continue to evaluate acquisition opportunities, primarily in our core areas of operation.

Experienced management and operational team with advanced exploration and development technology

         Our senior management team has over 75 years of experience in the oil and gas industry, and has a proven track record of creating value both organically and through strategic acquisitions. Our management intends to utilize the best available and fit-for-purpose technology, sophisticated geologic and 3-D seismic models to enhance predictability and reproducibility over significantly larger areas than historically possible. We also intend to utilize state-of-the art drilling and completion technology, as well as multi-zone, multi-stage artificial stimulation ("frac") technology in completing wells to substantially increase near-term production, resulting in faster payback periods and higher rates of return and present values. Our team has successfully applied these techniques, normally associated with completions in the most advanced Rocky Mountain crude oil and natural gas fields, to improve initial and ultimate production and returns, in other companies.

                          PROPOSED OIL AND GAS PROJECTS

Our initial project will center on the Uintah Basin of Utah. The Uintah Basin has long been known to contain petroleum and natural gas and has established itself as a petroleum production hub in the United States. The Utah Division of Oil, Gas, and Mining have recently approved a significant density increase for the Altamont Bluebell Cedar Rim Oil Field, opening up expanded opportunities for development drilling. This recent increased density allotment, may allow extended access to some of the richest petroleum reserves in the United States, that until now have remained unavailable for drilling.

Ever since the discoveries of large reserves in the late 1940s, the Uintah Basin has proven to be a rich petroleum area for companies. From the time that the initial boom of the region commenced, it has been in a state of growth. From the late 1960's through the mid 1980's companies such as Exxon, Chevron Gulf, and Shell Oil achieved remarkable success in the basin by drilling into over-pressurized geological formations. Historically, these deep pay zones known as the Wasatch and Wasatch Transition Formations have lead to some of the most productive onshore "flowing" oil wells in the continental U.S.

First Proposed Project - Natural Buttes

South Uintah, in July 2011, acquired deep rights interests via farmout in approximately 5,656 gross and 5,143 net acres within the Central part of the Uintah Basin, at Natural Buttes, a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The agreement was subsequently amended on December 31, 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock of South Uintah.

The upper zones above approximately 9,800 feet are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet. The well is currently holding approximately 3,000 PSI in a 9" casing.

We intend to rework the existing well, Federal Conoco 22-1, which was drilled in 1972 to a depth of 20,053 feet. We believe that the well was shut in, primarily due to low gas prices at the time mechanical production issues and lack of proximity to a gas pipe line. We completed a lateral pipeline connection that is approximately 2,000 foot long to the Andarko pipeline for production to commence in the first quarter of 2012.

We have reviewed the drilling, geological and engineering files for the Conoco Federal No. 22-1 Well. Our evaluation indicates that the well has significant hydrocarbon potential in both the Frontier and the Upper Mancos Formations, and that by utilizing best available completion and stimulation techniques, commercial production, may be possible.

Well History: This well was drilled in 1972 to a total depth of 20,053, tested in the Frontier Formation from 14,666 to 14,803 at a rate of 1.15 MMCFD declining in 8 hours to 0.250 MMCFD, and temporarily abandoned. The well was re-entered by Gilman A. Hill in 1980. In a Well Completion or Recompletion Report filed with the USGS in 1981, the well had been cleaned out from the original plug back depth of 14,108 feet to a new plugged back depth of 14,750 feet. It had been perforated from 14, 580 feet to 14,800 feet and tested at a rate estimated to be 500 MCFD. In a Sundry Notices and Reports on Wells filed with the State of Utah, Department of Natural Resources, Division of Oil, Gas, and Mining in 1985, it was reported that the well had been placed in indefinite suspended activity.

Planned Re-working Procedure: Our review of the available data indicates that with the application of best available completion and stimulation practices, the well could contain commercial reserves in both the Frontier and Upper Mancos Formations. We plan to re-work the well and individually test these formations.

Our planned re-working procedure calls for the well to be connected to Anadarko's gathering system, and the pressure to be reduced in increments over time, until the well can be safely and effectively killed. This "unconventional completion" will be closely monitored and controlled. Gas will be sold into the Anadarko system during the time pressure is being reduced until the well can no longer buck the back pressure of the pipeline system. This process of pressure reduction could be completed within several days, or it could take several months. Once the well is killed, a Workover Unit will be rigged-up, the casing flange removed, and American Petroleum Institute ("API") approved wellhead and tubing string will be installed. The well will be cleaned out and a testing program of the Frontier and Upper Mancos Formations will be undertaken. The process of pressure reduction and subsequent installation of a wellhead and tubing, and the cleanout and initial testing is estimated to cost $300,000. Gas sales should cover at least a portion of these costs.

Generally, adjacent to the farmout acreage that includes the Conoco Federal No. 22-1 Well is our adjacent acreage, which contains approximately 5,656 gross and 5,143 net acres. If we drill this acreage on 160 acre spacing - a maximum of 27 wells -- and if consistent and similar results are obtained, we believe there is potential for significant of gas resources. No results can be guaranteed or assured, and the financing is not in place for a drilling program of this magnitude.

Available Infrastructure and Multi-well Drill Sites: The 22-1 well location is a flat developed drill site with close highway access and an access road. This infrastructure provides the Company with the ability to develop a significant portion of its acreage from one drill site through slant drilling with accompanying laterals. A pipeline connection has been installed at the time of this filing. This environmentally responsible development plan is designed to minimize surface impacts and is designed to provide a core platform for up to twelve wells without additional roads, pipelines, rights of way, etc. Assuming any initial success, the Company plans to drill continuously from this concrete pad, using drilling technology developed and proved on Alaska's North Slope which utilizes a moveable drilling rig, allowing efficient and low cost movement of the rig for a short distance to subsequent wells, without dismantling the rig and incurring all the downtime and mobilization costs.

Further, the Company intends to eventually have a liquids and gas processing facility on site to provide all of its fuels for drilling (a major expense of development) and an environmentally responsible program to diminish transport traffic for fuels. Here, the concentrated platform for a 12 well development per drill site will allow best available practices to be followed for the management of the drilling, completion, and production operations.

Management believes that based on existing seismic data and nearby well control, that a series of wells drilled in the Sections 22, 18, and 7 of T 9S R20E to a depth of 16,000 feet would have a high probability of encountering multi-pay zones containing commercial oil and gas reserves. The substantial variation in reserves recovered per unit of pore volume in this area is due in large part to the degree of formation damage induced by drilling and stimulation fluids, and by problems associated with the inclusion of excessive perforations in borehole resulting in co-mingling, both of which are preventable occurrences and, to a lesser extent by lateral discontinuity of individual sand units. Management is considering drilling the initial well in a state of significant under-balance to prevent formation damage caused by invasion of mud and mud filtrate. Please keep in mind that all zones above 9,800 feet are precluded from the farmout and our overall targets will be zones from depths beginning at 9,800 feet down to depths of 16,000 feet.

Total Field Development Costs are estimated to be $150 million to drill and complete up to 27 wells over a 7.5 year development period. None of this financing for drilling has been obtained and there is no assurance that such financing could be obtained.

Subsequent to the date of the audit report of South Uintah, the Company obtained an updated report as to its interests in the Uintah Basin property.

Oil and Gas properties, wells, operations and acreage*
------------------------------------------------------

     Gas Wells         Productive Acreage              Undeveloped Acreage
     ---------         ------------------              -------------------

Gross      Net       Gross          Net                Gross         Net
-----      ---       -----          ---                -----         ---
1          0.8        80            64                 5,575         5,079

* Note - The one well has been shut in due to no available pipeline for gas carriage. During January 2012, a lateral connection to a pipline was completed. The well is expected to begin gas production in the first quarter of 2012.

                  COMPETITION, MARKETS, REGULATION AND TAXATION

Competition

There are a large number of companies and individuals engaged in the exploration, development and production of oil and gas projects; accordingly, there is a high degree of competition for desirable properties. Many of the companies and individuals so engaged have substantially greater technical and financial resources than we have. Such resources could overwhelm our efforts to acquire oil and gas exploration, development and production opportunities and could cause our failure.

Markets

The availability of a ready market for oil and gas may depend on factors beyond the control of the Company. The marketing of natural gas and oil which may be produced saved and sold from the Company's projects will be affected by a number of factors beyond the ability of the Company to control. These factors include the extent of the supply of oil or gas in the market, the demand for oil and gas in the markets, the availability of infrastructure, the availability of competitively priced quality goods and services, the proximity to and capacity of refineries, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. The market prices of oil and gas are volatile, and beyond the control of the Company. Recently, there have been fluctuations in oil and gas prices. Any significant decrease in the market prices of oil and gas could materially affect the profitability of the Company's oil and gas activities.

With respect to natural gas, there generally are only a limited number of gas transmission companies with existing capacity in pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is no assurance that the Company will be able to enter into purchase and sales contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the marketplace, the extent and duration of which is not known. Such oversupply may result in reductions of purchases by principal gas pipeline purchasers.
Effect of  Changing  Industry  Conditions  on  Drilling  and  Rework  Completion
Activity

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time-to-time. Currently there is a high demand for drilling and workover and costs are very high compared to historical periods. The Company cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on its ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

Title to Properties

The Company is not the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, the Company has the right to have its interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time properties or interests are acquired by us. Prior to commencement of operations on such acreage and prior to the acquisition of proved properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.

The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

Governmental Regulation and Environmental Consideration

The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and "windfall profit" taxes have in the past affected the economic viability of such properties.

The following paragraphs only give a brief overview of potential state and federal regulations. Because of the wide range of areas in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

The Department of Energy

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE).

Regulation and Pricing of Natural Gas

The Company's operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of the Company cannot be determined at this time.

Crude Oil and Natural Gas Liquids Price and Allocation Regulation

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, crude oil, natural gas, and natural gas liquids which may be sold by the Company will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

State Regulations

The Company's production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which the Company may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

Proposed Legislation

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas.

Environmental Laws

Oil and gas exploration and development is specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All operations by the Company involving the exploration for, development of, or the production of any minerals are subject to existing laws and regulations relating to development, production, and exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, the activities of the Company may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or a termination of operations, the extent to which cannot now be predicted.

Title to Properties

The Company is not the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, the Company has the right to have its interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time properties or interests are acquired by us. Prior to commencement of operations on such acreage and prior to the acquisition of proved properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.

The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

Backlog of Orders

There are no orders for sales of energy products at this time.

Government Contracts.

None at this time.

Company Sponsored Research and Development

No research is being conducted.

                               PLAN OF OPERATIONS


During the 2012 fiscal year, the Company intends to continue its efforts to acquire, either by lease, farmout, or purchase, an interest in oil or gas prospects or properties for development, production, and low risk exploration, when available, by itself, or with third parties. The Company intends to continue to raise funds to support the efforts through the sale of its equity securities.


                        Expected 2012 Budget - 12 months


Development of connection, rework, recompletion, 3 well program                        $1,500,000
Working Capital                                                                        $1,300,000
Acquisitions                                                                           $1,000,000
Payment of Debt                                                                          $375,000
General and Administrative Expenses:
    Legal and Accounting/Auditing                                                        $157,000
    Consulting                                                                           $495,000
    Filing Fees (State, SEC, etc.)                                                         $7,500
    Travel                                                                                $60,000
    Interest                                                                              $66,000
    Miscellaneous                                                                        $120,000
                                                                              --------------------
                                                                       TOTAL           $4,715,000

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. The Company has no revenues to date in the oil and gas exploration, development and production business.

We are conducting a Private Offering of shares of our restricted Common Stock and intend to raise up to $3,000,000. As of January 23, 2012, the Company has sold approximately 730,000 shares, raising a total of $365,000. We cannot give any assurances that we will be able to raise the full $3,000,000. Further, we will need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our unaudited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

On July 12, 2011, South Uintah Gas Properties, Inc. purchased 3,000,000 shares of Hinto's common stock, approximately 70 percent of the issued and outstanding shares of Hinto, prior to the merger. On July 27, 2011, Hinto and South Uintah entered into a binding agreement, whereby all of the issued and outstanding common stock, debt and warrants of South Uintah would be exchanged for an equivalent notes and securities of Hinto.

The two entities merged on January 23, 2012, with an effective merger date of December 31, 2011, with Hinto being the legal acquirer. However, since Hinto is a public company, which had nominal activity, the merger has been treated as a recapitalization of South Uintah and an acquisition of the assets and liabilities of Hinto by South Uintah. Though Hinto was the legal acquirer in the merger, South Uintah Gas Properties was the accounting acquirer since its shareholders ended up with control of Hinto. Therefore at the date of the merger the historical financial statements of South Uintah became those of Hinto.

The following is a discussion of the results of operations and liquidity of South Uintah Gas Properties at September 30, 2011 and for the Period of Inception (March 8, 2011) through September 30, 2011.

Results of Operations for the Period of Inception (March 8, 2011) through September 30, 2011

During the period of inception (March 8, 2011) through September 30, 2011, South Uintah did not recognize any revenues from its operational activities in the oil and gas industries. During the period, South Uintah did acquire deep rights interests through a farmout in approximately 5,656 gross and 5,143 net acres in the central part of the Uintah Basin at Natural Buttes in Utah, South Uintah expects to be able to generate revenues in the first quarter of 2012 from these interests, subsequent to the completion of a lateral attachment to a pipeline, as discussed earlier in this document. Footnote 3 of the Company's September 30, 2011 audited financial statements indicate approximately 4,000 acres, but finalization of all leases in January 2012 for submission to the Bureau of Land Management for, TRANSFER OF OPERATING RIGHTS (SUBLEASE) IN A LEASE FOR OIL AND GAS OR GEOTHERMAL RESOURCES. Exhibit A, reflects the final 5,656 gross and 5,143 net acre purchased farmout rights interest

During the period of inception (March 8, 2011) through September 30, 2011, South Uintah did recognize total operational expenses of $599,799. Operational expenses during the period included $146,404 of general and administrative expenses, $114,180 in consulting expenses and a $339,195 write-off of goodwill. General and Administrative expenses includes such items as $113,226 in legal expenses connected to acquisition of the farmout interests by South Uintah, holding of an annual shareholder meeting of Hinto Energy and the maintenance of the SEC filing requirements at Hinto Energy. Consulting expense are those expenses are for the services of individuals and firms used in connection with geological analysis and identification of acquisition prospects. Management of South Uintah expects that as it continues with it proposed activities with the 22-1 Well and as it continues to identify possible property acquisitions that operational expenses will most likely increase during the 2012 fiscal year.

On July 12, 2011, South Uintah purchased 3,000,000 shares of the common stock of Hinto Energy, Inc. for cash of $300,000. South Uintah entered into a Share Purchase and Exchange Agreement with Hinto, on July 27, 2011. Upon the completion of a proposed merger with Hinto, South Uintah has agreed to return 2,700,000 shares to Hinto, prior to the close of the merger, South Uintah transferred 300,000 Hinto shares to a third party, as part of the consideration for the acquisition of the Uintah Basin prospect. The purchase resulted in South Uintah recording goodwill of approximately $339,000, negative net worth in Hinto of approximately ($56,000) and noncontrolling interest of approximately negative ($17,000.)

During the period of inception (March 8, 2011) through September 30, 2011, South Uintah incurred a net loss of $599,275.

Liquidity of South Uintah at September 30, 2011

At September 30, 2011, South Uintah had total current assets of $103,255, consisting solely of cash. At September 30, 2011, South Uintah had total current liabilities of $1,123,974, consisting of $25,581 in accounts payables, $23,393 in accrued liabilities, $500,000 in convertible promissory notes and $575,000 in promissory notes. At September 30, 2011, South Uintah had a working capital deficit of $1,020,719.

The independent registered public accounting firm's report on South Uintah's financial statements as of September 30, 2011, and for the Period of Inception (March 8, 2011) through September 30, 2011, includes a "going concern" explanatory paragraph, that describes substantial doubt about South Uintah's ability to continue as a going concern.

During the period of inception (March 8, 2011) through September 30, 2011, South Uintah used $193,845 in its operating activities. Net Losses of $616,672 were adjusted for such non-cash expenses as the $339,195 write off of goodwill and $550 in compensatory stock expenses.

During the period of inception (March 8, 2011) through September 30, 2011, South Uintah used $603,000 in its investing activities. In July 2011, South Uintah purchased 3,000,000 shares (70%) of Hinto Energy for $300,000.

In July 2011, the Company purchased a farmout of deep right interests in approximately 5,656 gross and 5,143 net acres in the Uintah Basin in Utah in July 2011, amended in December 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock.

During the period of inception (March 8, 2011) through September 30, 2011, South Uintah received $900,100 from its financing activities.

During the period of inception (March 8, 2011) through September 30, 2011, South Uintah issued $500,000 of convertible promissory notes. The notes earn interest at 6% per annum, are unsecured, with principal and interest convertible in whole or in part by the holder into common shares of South Uintah at $.25 per share any time prior to repayment. The notes are due at various dates from April through July 2012. As part of the financing, 2,000,000 common stock purchase warrants exercisable at $.50 were issued in connection with these notes. South Uintah has recognized no beneficial conversion expense on the convertible notes as the South Uintah's common stock currently does not have a trading market or established cash market price. In January 2012, holders of the convertible promissory notes converted principal of $500,000 and accrued interest of $17,983 for 2,071,931 shares of the restricted common stock of South Uintah.

In May 2011, South Uintah accepted a Subscription Agreement for $500,000 in exchange for a $500,000 Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of South Uintah's common stock and warrants exercisable for a total of 2,000,000 shares of South Uintah's common stock with prices ranging from $0.25 per share to $1.50 per share. At the time of the closing, South Uintah received $400,000 of the $500,000. On September 6, 2011, after a failure to receive the remaining $100,000 from the subscriber, South Uintah Gas gave notice to the subscriber of its termination of the Subscription Agreement and associated agreements due to a failure of the subscriber to perform its obligations. As a result, South Uintah Gas has cancelled the shares and the warrants issued to the subscriber. At the time of this filing, South Uintah has repaid a total of $200,000 of the promissory note, leaving an outstanding balance of $200,000.

Short Term

On a short-term basis, we do not generate any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as South Uintah completes attachment to the pipeline of Well 22-1 and explores additional acquisition possibilities. For short term needs we will be dependent on receipt, if any, of offering proceeds.

We are conducting a Private Offering of shares of our restricted Common Stock and intend to raise up to $3,000,000. As of January 23, 2012, the Company has sold approximately 730,000 shares, raising a total of $365,000. We cannot give any assurances that we will be able to raise the full $3,000,000. Further, we will need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.

Need for Additional Financing

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs. Once production commences, our needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

South Uintah Critical Accounting Policies

Oil and Gas Properties, Full Cost Method

South Uintah uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. South Uintah assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of South Uintah to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, South Uintah will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

Stock-Based Compensation

South Uintah adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. South Uintah elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

Noncontrolling interest

A subsidiary of the South Uintah has minority members, representing ownership interests of 30% at September 30, 2011. South Uintah accounts for these minority, or noncontolling interests pursuant to ASC 810-10-65 whereby gains or losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.


                    SECTION 3 - SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2012, the Company issued the unregistered securities listed below to the shareholders of South Uintah under the Amended Share Exchange and Acquisition Agreement, the shares are exempt from registration under Section 4(6) of the Securities Act of 1933 as amended (the "1933 Act").

              Type of Equity
-------------------------------------------- -------------------------
Common Stock                                        11,446,931 shares
Warrants (1)                                         6,700,000

(1) The warrants have exercise prices ranging from $0.25 to $1.50 per share and terms of 2 to 3 years.

From November 2011 through January 2012, the Company through a private offering of its restricted common stock entered into approximately $365,000 in subscription agreements for 730,000 shares of common stock at $0.50 per share. The shares were issued pursuant to Rule 506 of Regulation D of the 1933 Act, as amended.

Exemption from Registration Claimed

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Section 4(6) and Rule 506 of Regulation D of the Securities Act of 1933, as amended. All of the individuals and/or entities that purchased the unregistered securities were primarily either existing shareholders or individuals or entities known to the Company and its management, through pre-existing business relationships, or as long standing business associates. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.
Related Party Issuances

As part of the Acquisition Agreements, our officers and directors, who are officers, directors and shareholders of South Uintah, were issued shares and warrants exercisable for shares of our common stock, as set forth below:



                                               Number of Common
    Name of Beneficial Owner                       Shares          Warrants (1)
--------------------------------------------- ------------------- --------------

George Harris, Chief Financial Officer and         550,000             550,000
Director
Kevin Blair, Director                              325,000             352,000
Max Sommer, Director                               200,000             200,000
Gary Herick, Director (2)                         1,640,000           1,000,000
J. David Keller, Director                          525,000             525,000

     (1) The warrants held by Harris, Blair, Sommer and Keller have a term of 3 years, are fully vested after a period of one year and have exercise prices ranging from $1.00 to $3.00. The Warrants held by Mr. Herick have an exercise price of $2.00 and have a term of 2 years, with a vesting rate of 1/3 of the shares every year.

     (2) Mr. Herick has direct ownership of 2,500,000 shares and indirect ownership of 1,390,000 shares of common stock. Arrowhead Consulting, LLC, which Mr. Herick has voting control of holds, 700,000 shares of common stock and a warrant to purchase an additional 1,000,000 shares of common stock. The warant is subject to vesting terms. Mr. Herick has beneficial ownership of 690,000 shares of common stock through his wife's ownership of Whitemoon Energy, LLC which holds the shares.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

As a result of the acquisition of South Uintah, discussed in Item 2.01, there was a resulting change in the ownership structure of the Company. As a result of the transaction, South Uintah, our majority shareholder, is returning 2,700,000 shares of our common stock to the Company to be cancelled and returned to treasury. After such cancelation, South Uintah is no longer a shareholder in the Company.

The beneficial owners of 5% or more of our stock and the holdings of our officers and directors are as listed in the following tables.

The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Company's Common Stock known by the Company as of January 23, 2012:

                                                  Amount and
                                                  Nature of          Percent of
      Name of Beneficial Owner                    Beneficial Owner     Class (1)
------------------------------------------------- ----------------- ------------

Gary Herick (2)                                      1,640,000          11.947%
Craig Phillips (3)                                   1,000,000            7.28%
Michael A. Littman (4)                               1,100,000            8.01%
M.A. Littman Pension Plan (5)                          900,000            6.55%
Paul Dickstein (6)                                     718,851            5.23%
Natural Buttes Gas Corp.                               750,000            5.46%
Uinta Oil and Gas Properties, Inc.                     750,000            5.46%

(1) Based upon 13,726,931 shares issued and outstanding on a fully diluted basis. This number includes 11,446,931 shares being issued to the shareholders of South Uintah Gas Properties, Inc., 2,700,000 shares being canceled as a result of the merger. Warrants exercisable for 6,700,000 shares of common stock are not included in this number as they are not considered to be exercisable in the next 60 days.
(2) Mr. Herick has direct ownership of 2500,000 shares and indirect ownership of 1,390,000 shares of common stock. Arrowhead Consulting, LLC, which Mr. Herick has voting control of holds, 700,000 shares of common stock and a warrant to purchase an additional 1,000,000 shares of common stock. The warrant is subject ot vesting terms. Mr. Herick has beneficial ownership of 690,000 shares of common stock through his wife is ownership of Whitemoon
         Energy,  LLC which holds the shares.
(3) Mr. Phillips owns 1,000,000 shares of common stock and warrant to purchase an additional 1,000,000 shares of common stock. The warrant is subject to vesting terms.
(4) Mr. Littman holds 600,000 shares of common stock directly and 500,000 shares of common stock indirectly through his wife.
         Mr. Littman holds a warrant exercisable for 1,000,000 shares of common stock. The warrant is subject to vesting terms.
(5) Mr. Littman has the ability to vote the 900,000 shares held by the M.A. Littman Pension Plan.
(6) Mr. Dickstein holds 468,851 shares of common stock directly and has beneficial ownership of 250,000 shares through JBPD, LLC.

The following sets forth information with respect to the Company's Common Stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of January 23, 2012.


                                              Amount and Nature
                                                of Beneficial
    Name of Beneficial Owner                       Owner*            Percent of
                                                                      Class (1)
--------------------------------------------- ------------------- --------------

George Harris, Chief Financial Officer and         550,000              4.00%
Director (2)
Kevin Blair, Director (3)                          325,000              2.36%
Max Sommer, Director (4)                           200,000              1.45%
Gary Herick, Director (5)                       1,640,,000             11.94%
J. David Keller, Director (6)                      525,000              3.82%
--------------------------------------------- ------------------- --------------
All Proposed Directors and Executive             3,240,000             23.60%
Officers as a Group (5 persons)
                                              ------------------- --------------

(1) Based upon 13,726,931 shares issued and outstanding on a fully diluted basis. This number includes 11,446,931 shares being issued to the shareholders of South Uintah and 2,700,000 shares being canceled as a result of the merger. Warrants exercisable for 6,700,000 shares of common stock are not included in this number as they are not considered to be exercisable in the next 60 days.
(2) Mr. Harris holds 550,000 shares of common stock and warrants to purchase an additional 550,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 350,000 shares have an exercise price of $1.00 per share and the remaining 200,000 shares have an exercise price of $3.00 per share.
(3) Mr. Blair holds 325,000 shares of common stock and warrants to purchase an additional 325,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 225,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
(4) Mr. Sommer holds 200,000 shares of common stock and warrants to purchase an additional 200,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 100,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
(5) Mr. Herick has direct ownership of 250,000 shares and indirect ownership of 1,390,000 shares of common stock. Arrowhead Consulting, LLC, which Mr. Herick has voting control of holds 700,000 shares of common stock and warrants to purchase an additional 1,000,000 shares of common stock. Mr. Herick has beneficial ownership of 690,000 shares of common stock through his wife is ownership of Whitemoon Energy, LLC which holds the shares. In addition the warrant is subject to vesting terms.
(6) Mr. Keller holds 525,000 shares of common stock and warrants to purchase an additional 525,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 325,000 shares have an exercise price $1.00 per share and the remaining 200,000 shares have a $3.00 per share.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that the Company believes have a reasonable likelihood of being "in the money" within the next sixty days.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

There were no changes to the Company's officers or Board of Directors as a result of this transaction.

                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. The following is a complete list of financial statements filed at the end of this Report.

South Uintah Gas Properties, Financial Statements for the Period from March 8, 2011 (Inception) through September 30, 2011, which includes:

         Report of Independent Registered Public Accounting Firm

         Consolidated Balance Sheet as of September 30, 2011

         Consolidated Statement of Operations for the period from March 8, 2011 (Inception) through September 30, 2011

         Consolidated Statement of Changes in Stockholders' Equity for the period of from March 8, 2011 (Inception) through September 30, 2011

         Consolidated Statement of Cash Flows for the period from March 8, 2011 (Inception) through September 30, 2011

         Notes to the Consolidated Financial Statements

(b) Pro Forma Financial Information. The following is a complete list of the pro forma financial statements filed as a part of this Report.

              Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2011.

              Unaudited Pro Forma Condensed Earnings Per Shares for the period from March 8, 2011 (inception) through September 30, 2011.

              Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement Earnings Per Shares for the period from March 8, 2011 (inception) through September 30, 2011.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.        Description
     -----------        -----------

             2.1        Amended Share Exchange and Acquisition Agreement, dated
                        January 23, 2012*
        3.1(i).1        Articles of Incorporation of South Uintah Gas
                        Properties, Inc.*
        3.1(i).2        Amendment to the Articles of Incorporation of South
                        Uintah Gas Properties, Inc.*
         3.1(ii)        Bylaws of South Uintah Gas Properties, Inc.*
             4.1        Form of Vesting Warrants*
             4.2        Form of $0.50 Warrants*
--------------------
*Filed herewith

                        SOUTH UINTAH GAS PROPERTIES, INC.

                              FINANCIAL STATEMENTS

                               FOR THE PERIOD FROM
              MARCH 8, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011





                                TABLE OF CONTENTS




Report of Independent Registered Public Accounting Firm                                 20

Consolidated Balance Sheet as of September 30, 2011                                     21

Consolidated Statement of Operations for the period from
      March 8, 2011 (Inception) through September 30, 2011                              22

Consolidated Statement of Changes in Stockholders' Equity for the period of from
     March 8, 2011 (Inception) through September 30, 2011                               23-24

Consolidated Statement of Cash Flows for the period from
     March 8, 2011 (Inception) through September 30, 2011                               25

Notes to the Consolidated Financial Statements                                          26


                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
South Uintah Gas Properties, Inc.
Arvada, Colorado

I have audited the accompanying consolidated balance sheet of South Uintah Gas Properties, Inc. (a development stage company) as of September 30, 2011 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from March 8, 2011 (inception) through September 30, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of South Uintah Gas Properties, Inc. as of September 30, 2011 and the consolidated results of its operations and its cash flows for the period from March 8, 2011 (inception) through September 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered a loss from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                   /s/Ronald R. Chadwick, P.C.
January 23, 2012                                      RONALD R. CHADWICK, P.C.


                        SOUTH UINTAH GAS PROPERTIES, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET



                                                                                                      September 30,
                                                                                                          2011
                                                                                                    ------------------
Assets
         Current Assets:
                 Cash                                                                                       $ 103,255

                                                                                                    ------------------
         Total Current Assets                                                                                 103,255
                                                                                                    ------------------
         Other assets:
                 Oil and Gas Leases                                                                           478,200

                                                                                                    ------------------
         Total Other Assets                                                                                   478,200
                                                                                                    ------------------

Total Assets                                                                                                $ 581,455
                                                                                                    ==================

Liabilities and Stockholders' (Deficit) Equity
         Current liabilities
                 Accounts payable                                                                           $  25,581
                 Accrued liabilities                                                                           23,393
                 Convertible notes payable                                                                    500,000
                 Notes payable, other                                                                         575,000
                                                                                                    ------------------
         Total Current Liabilities                                                                          1,123,974
                                                                                                    ------------------
Stockholders' (Deficit) Equity
         Common stock, $0.0001 par value; 100,000,000 shares
           authorized, 9,500,000 shares issued and outstanding                                                    950
         Additional paid-in capital                                                                            63,000
         Deficit accumulated during the development stage                                                    (599,275)
                                                                                                    ------------------
                 Total South Uintah Gas Properties, Inc. Stockholders' (Deficit) Equity                      (535,325)
         Noncontrolling interest                                                                               (7,194)
                                                                                                    ------------------
Total stockholders' equity                                                                                   (542,519)
                                                                                                    ------------------
Total liabilities and stockholders' (deficit) equity                                                        $ 581,455
                                                                                                    ==================

See the notes to these financial statements.





                        SOUTH UINTAH GAS PROPERTIES, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
    FOR THE PERIOD FROM MARCH 8, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011





                                                                 Period March 8 through September 30, 2011
                                                                 -----------------------------------------


Revenue:                                                          $                                     -
                                                                 -----------------------------------------
Operational expenses:
      General and Administrative                                                                  146,404
      Goodwill write off                                                                          339,195
      Consulting fees                                                                             114,180
                                                                 -----------------------------------------
          Total operational expenses                                                              599,779
                                                                 -----------------------------------------
Other Income (Expenses)
      Interest expense                                                                            (16,893)
                                                                 -----------------------------------------
          Total other income (expense)                                                            (16,893)
                                                                 -----------------------------------------
Net loss                                                                                         (616,672)

      Less: Net loss attributable to
      a non-controlling interest                                                                   17,397
                                                                 -----------------------------------------
Net loss attributable to South
      Uintah Gas Properties, Inc.                                $                               (599,275)
                                                                 =========================================
Per share information
---------------------------
Net loss per common share (South
      Uintah Gas Properties, Inc.)
      Basic                                                      $                                  (0.15)
      Fully diluted                                                                                     *
                                                                 =========================================
Weighted average number of common
      stock outstanding                                                                         4,207,729
                                                                 =========================================
      *  Not provided as it is anti-dilutive


See the notes to these financial statements.


                                      22



                        SOUTH UINTAH GAS PROPERTIES, INC.
                          (A Development Stage Company)
            CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
    FOR THE PERIOD FROM MARCH 8, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011



                                                                                                    Deficit        Stockholders'
                                                                                                  Accumulated      Equity South
                                                                                   Additional        During         Uintah Gas
                                                            Common Stock            paid-in       Development       Properties
                                                  Number of Shares     Amount        Capital          Stage            Inc.
                                                --------------------------------   ------------  ----------------  ----------------
Balance - March 8, 2011                                         -           $ -            $ -               $ -               $ -

Issuance of Founder Shares for cash                     1,000,000           100                                -               100
Issuance of Founder Shares for debt relief              1,000,000           100                                -               100
Issuance of Founder Shares for services                 5,500,000           550                                -               550
Issuance of Common Stock
  for oil and gas leases                                1,500,000           150              -                 -               150

Issuance of Common Stock
  for oil and gas leases                                  500,000            50              -                 -                50

Donated legal services                                                                  63,000                              63,000

Minority interest at purchase
  of majority interest in subsidiary                            -             -              -                 -                 -

Net Loss                                                        -             -              -          (599,275)         (599,275)
                                                ------------------   -----------   ------------  ----------------  ----------------
Balance - September 30, 2011                            9,500,000         $ 950        $63,000        $ (599,275)       $ (535,325)
                                                ==================   ===========   ============  ================  ================

See the notes to these financial statements.

                                      23








                       SOUTH UINTAH GAS PROPERTIES, INC.
                          (A Development Stage Company)
            CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
    FOR THE PERIOD FROM MARCH 8, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011

(continued)




                                                                             Total
                                                      Noncontrolling     Stockholders'
                                                           Interest          Equity
                                                       ----------------  ---------------
Balance - March 8, 2011                                        $ -              $ -

Issuance of Founder Shares for cash                              -              100
Issuance of Founder Shares for debt relief                       -              100
Issuance of Founder Shares for services                          -              550
Issuance of Common Stock
  for oil and gas leases                                         -              150

Issuance of Common Stock
  for oil and gas leases                                         -               50

Donated legal services                                      27,000           90,000

Minority interest at purchase
  of majority interest in subsidiary                       (16,797)         (16,797)

Net Loss                                                   (17,397)        (616,672)
                                                   ----------------  ---------------
Balance - September 30, 2011                              $ (7,194)      $ (542,519)
                                                   ================  ===============

See the notes to these financial statements.



                        SOUTH UINTAH GAS PROPERTIES, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM MARCH 8, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011




                                                                                      Period March 8
                                                                                         through
                                                                                    September 30, 2011
                                                                                    ------------------


Cash Flows from Operating Activities:
         Net Loss                                                                          $ (616,672)
Adjustments to reconcile net loss to net cash used
         in operating activities:

         Write down of goodwill in subsidiary                                                 339,195
         Compensatory stock issuances                                                             550
         Increase in accounts payable                                                          59,689
         Increase in accrued liabilities                                                       23,393
                                                                                    ------------------
Net Cash Used by Operating Activities                                                        (193,845)
                                                                                    ------------------
Cash Flows from Investing Activities:
         Investment to acquire 70% interest in subsidiary                                    (300,000)
         Purchase of Oil and Gas leases                                                      (303,000)
                                                                                    ------------------
Net Cash Used in Investing Activities                                                        (603,000)
                                                                                    ------------------
Cash Flows from Financing Activities:
         Proceeds from convertible promissory notes                                           500,000
         Proceeds from other notes payable                                                    400,000
         Proceeds from stock issuance                                                             100
                                                                                    ------------------
Net Cash Provided by Financing Activities                                                     900,100
                                                                                    ------------------
Net Increase  in Cash                                                                         103,255

Cash and Cash Equivalents - Beginning of Period                                                     -
                                                                                    ------------------
Cash and Cash Equivalents - End of Period                                                   $ 103,255
                                                                                    ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                                                     $       -
                                                                                    ==================
         Cash paid for income taxes                                                         $       -
                                                                                    ==================
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:

         Net deficit of subsidiary on purchase                                              $ (55,992)
         Donated legal services                                                             $  90,000
         Issuance of notes payable for assets                                               $ 175,000
         Issuance of common stock for accounts payable                                      $     100
         Issuance of common stock for oil leases                                            $     200
                                                                                    ==================
See the notes to these financial statements.

                                       25

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
    For the Period From March 8, 2011 (Inception) through September 30, 2011

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

South Uintah Gas Properties, Inc. ("the Company") was incorporated on March 8, 2011 in the state of Colorado. The Company intends to become an independent energy company that intends to acquire and develop oil and gas properties.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority (approximately 70 percent) owned subsidiary, Hinto Energy, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

Development Stage Company

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company." Therefore, the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Going Concern

The Company's financial statements for the period of March 8, 2011 (Inception) through September 30, 2011 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated total shareholders' deficit of $542,438 as of September 30, 2011. The Company has not recognized any revenues from its activities since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

Oil and Gas Properties, Full Cost Method

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

Revenue Recognition

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

Net Loss per Share

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the three months and cumulative period from March 8, 2011 ended September 30, 2011, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

Stock-Based Compensation

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

Fair Value of Financial Instruments

The carrying amount of accounts payable is considered to be representative of respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Income Taxes

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

Noncontrolling interest

A subsidiary of the Company has minority members, representing ownership interests of 30% at September 30, 2011. The Company accounts for these minority, or noncontolling interests pursuant to ASC 810-10-65 whereby gains or losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.

Recent Accounting Pronouncements

There were accounting standards and interpretations issued during the period of March 8, 2011 (Inception) through September 30, 2011, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 2 - OIL AND GAS LEASES

The Company purchased a farmout of deep right interests in approximately 4,000 acres in the Uintah Basin in Utah in July 2011, amended in December 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock.

NOTE 3 - INVESTMENT IN HINTO ENERGY, INC.

On July 12, 2011, the Company purchased 3,000,000 shares of the common stock of Hinto Energy, Inc. (Hinto), formerly Garner Investments, Inc., for cash of $300,000. The Company entered into a Share Purchase and Exchange Agreement with Hinto, on July 27, 2011 as discussed in Note 8. Upon the completion of a proposed merger with Hinto, the Company has agreed to return the 3,000,000 shares to Hinto. The purchase resulted in the Company recording goodwill of approximately $339,000, negative net worth in the subsidiary of approximately $56,000 and noncontrolling interest of approximately negative $17,000.

NOTE 4 - CONVERTIBLE PROMISSORY NOTES

The Company has issued $500,000 of convertible promissory notes. The notes earn interest at 6% per annum, are unsecured, with principal and interest convertible in whole or in part by the holder into common shares of the Company at $.25 per share any time prior to repayment. Conversion of the entire principal amount of $500,000 would result in an additional 2,000,000 outstanding common shares. The notes are due at various dates from April through July 2012. 2,000,000 common stock purchase warrants exercisable at $.50 were issued in connection with these notes. The Company has recognized no beneficial conversion expense on the convertible notes as the Company's common stock currently has no trading market or established cash market price.

NOTE 5 - NOTES PAYABLE, OTHER

The Company issued two non-interest bearing, unsecured notes payable for a total of $175,000 as part of the purchase price of the lease interest described in
Note 2. One note for $75,000 is due in July 2012, and the second note for $100,000 is due in July 2013.

In May 2011 the Company accepted a Subscription Agreement for $500,000 in exchange for a $500,000 Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of Company's common stock and warrants exercisable for a total of 2,000,000 shares of the Company's common stock with prices ranging from $0.25 per share to $1.50 per share. At the time of the closing, the Company received $400,000 of the $500,000. On September 6, 2011, after a failure to receive the remaining $100,000 from the subscriber, South Uintah Gas gave notice to the subscriber of its termination of the Subscription Agreement and associated agreements due to a failure of the subscriber to perform its obligations. As a result, South Uintah Gas has cancelled the shares and the warrants issued to the subscriber, remaining indebted to the former subscriber for $400,000.

NOTE 6- STOCKHOLDERS' EQUITY (DEFICIT)

The authorized capital stock of the Company is 100,000,000 shares of common stock and 25,000,000 of preferred stock, both with a $0.0001 par value. At September 30, 2011, Company had 9,500,000 shares of its common stock issued and outstanding.

NOTE 7 - WARRANTS

The Company had the following warrants outstanding at September 30, 2011:


------------------------ ------------------- ---------------------- -------------------
       Warrants            Term in years       Vesting in years       Exercise Price
------------------------ ------------------- ---------------------- -------------------
       3,000,000               3 to 5              Variable               $2.00
------------------------ ------------------- ---------------------- -------------------
       1,000,000                 3                     1                $1 and $3
------------------------ ------------------- ---------------------- -------------------
       2,000,000                 2                  Vested                $0.50
------------------------ ------------------- ---------------------- -------------------

Each warrant gives the holder the right to purchase one share of the Company's common stock at the exercise price. The 3,000,000 vested warrants, issued in connection with consulting services, vest at various dates from May 2012 through June 2014 and expire at various dates from May 2014 through June 2016. The 1,000,000 vested warrants, issued in connection with consulting services, vest at various dates from June 2012 through August 2012, with 400,000 warrants being exercisable at $1 and 600,000 being exercisable at $3. The 2,000,000 warrants currently exercisable were issued in connection with notes payable and expire at dates from May 2013 through July 2013. These 2,000,000 warrants are callable at the option of the Company in the first year from the grant dates of May through July 2011 at the exercise price under various conditions, generally if the Company completes a $4,500,000 private placement of common stock. No expense was recorded by the Company on the issuance of any of the 6,000,000 warrants, as the Company's common stock has no trading market and no material common stock cash sales have been made, and thus none of the warrants were in the money.

NOTE 8 - SHARE PURCHASE AND EXCHANGE AGREEMENT

The Company on July 27, 2011, as subsequently amended December 22, 2011, entered into a Share Exchange and Acquisition Agreement (Agreement) with Hinto Energy, Inc., formerly Garner Investments, Inc., and its Shareholders whereby Hinto will acquire the Company for approximately 9,500,000 common shares, up to $875,000 in convertible and non-convertible promissory notes and 6,700,000 warrants in varying increments and exercise prices, subject to receipt of audited financial statements in accordance with SEC Rules and Regulations and further subject to any final closing terms and conditions. The Company will return approximately 3,000,000 shares of Hinto stock currently held by the Company.

NOTE 9 - RELATED PARTY TRANSACTIONS

Of the $25,581 in outstanding Company accounts payable at September 30, 2011, $23,000 are to a related party shareholder for legal services. A related party shareholder donated $84,000 in legal fees to the capital of the Company in 2011, and an additional $6,000 was paid on behalf of the Company by an outside individual, for a total of $90,000 donated.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of the issuance of these financial statements.

                        HINTO ENERGY, INC. AND SUBSIDIARY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of Hinto Energy, Inc. ("Hinto") and South Uintah Gas Properties, Inc. ("SUGP") as of September 30, 2011.

The following unaudited pro forma condensed earning per share is based on the historical statement of income of South Uintah Gas Properties, Inc. ("SUGP") for the nine-months ending September 30, 2011 as if the transactions below had taken place as of the beginning of the period and with the equity structure of Hinto Energy, Inc.

On July 12, 2011, SUGP purchased 3,000,000 shares of the common stock of Hinto from its then majority shareholder, representing approximately 70% of the then outstanding shares of Hinto for cash of $300,000. The purchase resulted in SUGP recording goodwill of approximately $339,000, negative net worth in the subsidiary of approximately $56,000 and noncontrolling interest of approximately negative $17,000.

SUGP entered into a Share Purchase and Exchange Agreement with Hinto, on July 27, 2011 and subsequently amended on January 20, 2012, whereby Hinto will acquire SUGP for approximately 11,536,424 common shares, $375,000 in non-convertible promissory notes and 6,700,000 warrants in varying increments and exercise prices, subject to receipt of audited financial statements in accordance with SEC Rules and Regulations and further subject to any final closing terms and conditions.

The two entities merged on January 23, 2012, with an effective date of December 31, 2011 and Hinto Energy, Inc. being the legal acquirer. However, since Hinto was a public company, which had nominal activity, the merger has been treated as a recapitalization of SUGP. Though Hinto was the legal acquirer in the merger, SUGP was the accounting acquirer since its shareholders ended up with control of Hinto. Therefore at the date of the merger the historical financial statements of SUGP became those of Hinto. Since the historical financial statements of SUGP supersede any prior financial statements of Hinto and are presented elsewhere in this Form 8K there is no specific pro forma statement of operations presented, only a pro forma earnings per share for SUGP based on the new capital structure.

As of the merger, Hinto has an authorized capitalization consisting of 25,000,000 shares of preferred stock, of which no shares are issued or outstanding and 50,000,000 shares of Common Stock, of which, 4,280,000 shares of Common Stock were currently issued and outstanding as of September 30, 2011. At September 30, 2011, SUGP had 9,500,000 shares of Common Stock issued and outstanding.

Prior to closing of the proposed merger, SUGP transferred 300,000 shares of the 3,000,000 Hinto shares it holds to an unrelated third party and therefor is not reflected in the pro forma financial statements as of September 30, 2011. Concurrent to closing, SUGP has agreed to return the remaining 2,700,000 shares of common stock to Hinto. Hinto will retire such shares to treasury.

Prior to the merger, Hinto advanced funds of approximately $271,000 to SUGP in the form of an intercompany advance. Such funds were used by SUGP, prior to closing of the acquisition, for production and general and administrative activities.

Prior to the merger, Hinto commenced a private offering to accredited investors of up to $3,000,000, which will close in January 2011. Prior to the acquisition, Hinto raised $365,000, all after September 30, 2011 and therefore not reflected in the pro forma financial statements of Hinto as of September 30, 2011. The offering is for shares of Hinto's restricted common stock at $.50 per share. At this time, there is no committed source of additional funds and we cannot give any assurances of being able to raise additional funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

Prior to the merger, SUGP issued 175,000 shares of its common stock to certain parties for services and therefore these shares are not reflected in the pro forma financial statements as of September 30, 2011.

Concurrent with the closing of the transaction, all current officers and Board members of the Registrant retained their positions with the Registrant.

The following unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved, nor is it necessarily indicative of future operating results. The unaudited pro forma balance sheet should be read in conjunction with SUGP's historical financial statements (and related notes thereto) included elsewhere in this Form 8-K and Hinto's historical financial statements (and related notes thereto). Hinto historical financial statements (and related notes thereto) can be found in the Hinto Annual Report on Form 10-Q for year ended December 31, 2010 and Form 10-Q Quarterly Report for the quarter ended September 30, 2011. A copy of the 10-K, as well as other documents filed by Hinto with the Securities and Exchange Commissions, are available to the public.

                               HINTO ENERGY, INC.
                                PRO FORMA ENTRIES

(a) To reflect the adjustments for Hinto liabilities and adjustments already included in the SUGP consolidated balance sheet.

(b) Exchange of 9,500,000 common shares for shares of SUGP common shares for common shares of Hinto and to reflect a change in par value from $0.0001 to $0.001.

(c) Return and cancel 3,000,000 common shares of Hinto held by South Uintah Gas Properties.

(d) Conversion of $500,000 in SUGP convertible promissory notes and $17,983 in accrued interest as of September 30, 2011 at $0.25 per share into 2,071,931 shares of SUGP and exchanged for Hinto common shares.

(e)      Recapitalization entry.

(f) To reflect the nine months ended September 30, 2011 pro-forma income per share as if the recapitalization of SUGP and all note conversions and share cancellations related to the assets and liabilities for the period ended September 30, 201l had occurred on September 30, 2011.

                        HINTO ENERGY, INC. and SUBSIDIARY
                        PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 2011
                                   (Unaudited)


                                                                      Pro Forma
                                                                     Adjustments
                                                                         for        Pro Forma
                                      SUGP             Hinto          combined       combined         Pro Forma     Pro Forma
                                    (Audited)       (Unaudited)        balances      balances         Adjustments     Merger
                                      9/30/11        9/30/11           9/30/11       9/30/11            9/30/11      9/30/11
                                   ---------------------------    ----------------------------     --------------------------
Current Assets:
Cash                                   $ 103,255          $ -               $ -           $ -               $ -     $103,255
                                   ---------------------------    ----------------------------     --------------------------
Total Current Assets                     103,255            -                 -             -                 -      103,255
                                   ---------------------------    ----------------------------     --------------------------
Other assets:
Oil and Gas Leases                       478,200            -                 -             -                 -      478,200
                                   ---------------------------    ----------------------------     --------------------------
Total Other Assets                       478,200            -                 -             -                 -      478,200
                                   ---------------------------    ----------------------------     --------------------------
Total Assets                           $ 581,455          $ -               $ -           $ -               $ -     $581,455
                                   ===========================    ============================     ==========================
Liabilities and
Stockholders'(Deficit)Equity
Current liabilities
Accounts payable                        $ 25,581          $ -               $ -      $ 25,581               $ -      $25,581
Payable to SUGP                                        18,982  (a)      (18,982)            -                 -            -
Accrued liabilities                       23,393        5,000  (a)       (5,000)       23,393  (d)       (9,106)      14,287
Conv notes payable                       500,000            -                 -       500,000  (d)     (500,000)           -
Notes payable, other                     575,000            -                 -       575,000                 -      575,000
                                   ---------------------------    ----------------------------     --------------------------
Total Current Liabilities              1,123,974       23,982           (23,982)    1,123,974          (509,106)     614,868
                                   ---------------------------    ----------------------------     --------------------------

Stockholders' (Deficit) Equity

Common stock                                 950        4,280                 -         5,230  (b)        8,550       12,816
                                                                                               (c)       (3,000)
                                                                                               (d)        2,036
Additional paid-in capital                63,000       98,710  (a)      (23,805)      137,905  (e)     (126,972)     512,453
                                                                                               (b)       (8,550)
                                                                                               (c)        3,000
                                                                                               (d)      507,070

Accumulated deficit                     (599,275)    (126,972) (a)       40,593      (685,654) (e)      126,972     (558,682)
                                   ---------------------------    ----------------------------     --------------------------
 Total SUGP
Stockholders' (deficit) equity          (535,325)     (23,982)           16,788      (542,519)          501,520      (33,413)
Noncontrolling interest                   (7,194)           -  (a)        7,194             -                              -
                                   ---------------------------    ----------------------------     --------------------------
Total stockholders' equity              (542,519)     (23,982)           23,982      (542,519)          501,520      (33,413)
                                   ---------------------------    ----------------------------     --------------------------
Total liabilities and
 stockholders' (deficit) equity        $ 581,455          $ -               $ -     $ 581,455          $ (7,586)    $581,455
                                   ===========================    ============================     ==========================



See accompanying notes to unaudited pro forma condensed consolidated financial information.

                        Hinto Energy, Inc. and Subsidiary
                     Pro Forma Condensed Earnings per Share



                                                                    Period from March 8,
                                                                   2011(Inception) through
                                                                     September 30, 2011
                                                                  --------------------------
                                                                          Pro Forma
                                                                      South Uintah Gas
                                                                      Properties, Inc.
                                                                  --------------------------
Net Loss                                                          $                 558,682
Basic and diluted income per common share                   (f)   $                    (.13)
                                                                  === ======================
Weighted average basic and diluted shares of common
      outstanding - basic                                                         4,207,729
                                                                  === ======================










See accompanying notes to unaudited pro forma condensed consolidated financial information.

                        Hinto Energy, Inc. and Subsidiary
          Unaudited Notes to Unaudited Pro Forma Condensed Consolidated
                              Financial Information

Note 1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information of Hinto Energy, Inc. is based on the historical balance sheets of South Uintah Gas Properties, Inc. and Hinto Energy, Inc. as of September 30, 2011 and have been prepared after giving effect to the adjustments and assumptions described below.

The unaudited pro forma condensed earning per share is based on the historical statement of income of South Uintah Gas Properties, Inc. ("SUGP") for the period beginning March 8, 2011 (inception) and ending September 30, 2011, as if the transactions below had taken place as of the end of the period and with the equity structure of Hinto Energy, Inc. ("Hinto.")

Hinto employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position of Hinto have been made.

The outstanding shares used in the earning per share calculation are as follows and is as if the merger and cancelled shares were issued and outstanding at the end of the period:

Number shares:

Hinto Shares Issued and Outstanding at 9-30-11 per balance sheet     4,280,000

Shares Issuance:
 For Merger                                                         11,536,424

Shares Cancellation:
Hinto shares held and returned by SUGP
                                                                    (3,000,000)
                                                                    -----------

Pro Forma Issued and Outstanding Shares at 9-30-11 per balance      12,816,424

Note 2. Acquisition of South Uintah Gas Properties, Inc.

On July 27, 2011, Hinto Energy, Inc. and South Uintah Gas Properties, Inc. entered into a binding agreement, whereby all of the issued and outstanding common stock, debt and warrants of South Uintah Gas Properties, Inc. would be exchanged for an equivalent notes and securities of Hinto Energy, Inc. On July 12, 2011, South Uintah Gas Properties, Inc. purchased 3,000,000 shares of Hinto Energy's common stock, approximately 70 percent of the issued and outstanding shares of Hinto Energy, prior to the merger.

The two entities merged on January 23, 2012, with an effective merger date of December 31, 2011, with Hinto Energy being the legal acquirer. However, since Hinto Energy was a public company, which had nominal activity, the merger has been treated as a recapitalization of South Uintah Gas Properties and an acquisition of the assets and liabilities of Hinto Energy by South Uintah Gas Properties. Though Hinto Energy was the legal acquirer in the merger, South Uintah Gas Properties was the accounting acquirer since its shareholders ended up with control of Hinto Energy. Therefore at the date of the merger the historical financial statements of South Uintah Gas Properties became those of Hinto Energy. Since the historical financial statements of South Uintah Gas Properties supersede any prior financial statements of Hinto Energy and are presented elsewhere in this Form 8K there is no specific pro forma statement of operations presented.

Concurrent to the closing, Hinto Energy will cancel 3,000,000 shares as of September 30, 2011 (2,700,000 shares at the time of closing) of common stock held by South Uintah Gas Properties, Inc.

Prior to the merger, Hinto Energy commenced a private offering to accredited investors of up to $3,000,000 of common stock, which will close in January 2012. Prior to the merger date of January 23, 2012, Hinto Energy raised $365,000, of which $0 is recorded in the historical financial statements of Hinto Energy as of September 30, 2011. The offering is for shares of Hinto Energy restricted common stock at $.50 per share. In addition, Hinto Energy placed a three year secured convertible note for $500,000 in December 2011, prior to the acquisition and with $0 reflected in the September 30, 2011 historical financial statements. At this time there is no committed source of additional funds and we cannot give any assurances of being able to raise the additional funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

Prior to the acquisition, on January 23, 2012, with an effective date of December 31, 2011, Hinto Energy had advanced funds of approximately $271,000 and $241,000, respectively to South Uintah Gas Properties. Such funds were used by South Uintah Gas Properties to purchase assets and operate the business.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        HINTO ENERGY, INC.


                                        By: /s/George Harris
                                               -------------
                                               George Harris,
                                               Chief Financial Officer


Date: January 25, 2012